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                      [Letterhead of Thompson Hine & Flory LLP]      EXHIBIT 5.1



                                   May 3, 1999



The Board of Directors
Metropolitan Financial Corp.
6001 Landerhaven Drive
Mayfield Heights, Ohio 44124

         Re:      Metropolitan Financial Corp.
                  Registration Statement on Form S-1
                  File No. 333-72991

Ladies and Gentlemen:

         We have acted as counsel to Metropolitan Financial Corp., an Ohio corporation (the "Corporation"), and Depositor of Metropolitan Capital Trust II, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") originally filed by the Corporation and the Trust with the Securities and Exchange Commission on February 26, 1999, as amended by Amendment No. 1 to Form S-1 filed on March 17, 1999, Amendment No. 2 to Form S-1 filed on April 2, 1999, and Amendment No. 3 to Form S-1 filed on May 3, 1999, relating to:

         (i) the proposed issuance by the Trust of $15,000,000 ($17,250,000 if the over-allotment option is exercised in full) aggregate Liquidation Amount of the Trust's Cumulative Trust Preferred Securities (the "Preferred Securities") registered under the Securities Act of 1933, as amended (the "Securities Act");

         (ii) the proposed issuance by the Corporation to the Trust of $15,000,000 ($17,250,000 if the over-allotment option is exercised in full) aggregate principal amount of the Corporation's Junior Subordinated Deferrable Interest Debentures due June 30, 2028 (the "Junior Subordinated Debentures") registered under the Securities Act;

         (iii) the proposed issuance by the Corporation of 300,000 (345,000 if the over-allotment option is exercised in full) shares of Common Stock (the "Common Stock") of the Corporation; and

         (iv) the Corporation's guarantee (the "Guarantee") with respect to the Preferred Securities registered under the Securities Act.



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The Board of Directors
Metropolitan Financial Corp.
May 3, 1999


         The Preferred Securities are issuable under an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into between the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee, and the Administrative Trustees named therein; the Junior Subordinated Debentures are issuable under an Indenture (the "Indenture") to be entered into between the Corporation and Wilmington Trust Company, as Trustee; and the Guarantee is issuable under the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Corporation and Wilmington Trust Company, as Preferred Guarantee Trustee.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust filed by the Trust with the Secretary of State of the State of Delaware on February 23, 1999; (ii) the form of the Trust Agreement; (iii) the form of the Preferred Securities; (iv) the form of the Guarantee Agreement; (v) the form of the Junior Subordinated Debentures; (vi) the form of the Indenture, in each case in the form filed as an exhibit to the Registration Statement; and (vii) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering our opinions, we have assumed, without investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation and the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities, the Guarantee Agreement, the Junior Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation and the Trust and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, the Indenture and the Guarantee Agreement, as applicable.

         Based on the foregoing, we are of the opinion that:


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The Board of Directors
Metropolitan Financial Corp.
May 3, 1999


         (1) The Junior Subordinated Debentures have been duly authorized by all requisite corporate action and, when duly executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

         (2) When issued, the Common Stock which is the subject of the Registration Statement will be legally issued, fully paid, and non-assessable.

         (3) The Guarantee has been duly authorized by all requisite corporate action and, when duly executed as specified in the Guarantee Agreement and delivered in the manner described in the Registration Statement, the Guarantee will constitute the valid and binding obligation of the Corporation, enforceable in accordance with its terms.

         The opinions set forth above are subject to the following qualifications and exceptions:

         The enforceability of the operative documents, or any provision thereof may be limited by and/or subject to bankruptcy (including, without limitation, executory contracts provisions), insolvency, reorganization, receivership, moratorium, fraudulent transfer or conveyance, or other laws affecting the rights and remedies of creditors generally, or similar federal or state laws, by general equity principles, by rules of law governing specific performance, appointment of receivers, injunctive relief and other equitable remedies, and by certain other limitations which may be imposed upon the availability of certain remedies or the exercise of certain rights, including, without limitation, commercial reasonableness or conscionability, reasonable notice of disposition, specific performance, or enforcement, limitation on sale or encumbrance provisions, waivers or eliminations of rights such as statutory rights of redemption, or of jury trial, separation or aggregation of property at foreclosure or enforced sale, application of sale or judgment proceeds, and multiplicity, inconsistency, waiver or omission or delay in the enforcement of remedies.

         This opinion is rendered only with respect to the laws of the State of Ohio, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. With respect to matters of Delaware trust law, we are relying upon the opinion of Richards, Layton & Finger, P.A. Wilmington, Delaware, special counsel to the Corporation and the Trust.

         The opinions expressed above concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or

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The Board of Directors
Metropolitan Financial Corp.
May 3, 1999

otherwise after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this letter.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion may not be used, relied upon or quoted by you for any other purpose, or by any other person or entity for any purpose, without our prior written consent.

                                             Very truly yours,

                                             /s/ Thompson Hine & Flory LLP

                                             Thompson Hine & Flory LLP


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